CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated December 21, 2023, relating to the financial statements and financial highlights, which appears in the Advent Convertible and Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Senior Securities”, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York

7/23/2024

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us